Exhibit 99.1

Cinedigm Reports Fourth Quarter Fiscal 2021 Results

and Files 10-K For Fiscal Year 2021

Streaming Channel Revenues Up 197% Year-Over-Year

Ad-Supported Streaming Channel Revenues Up 331% Year-Over-Year

Subscription Streaming Channel Revenues Up 117% Year-Over-Year

LOS ANGELES, July 30, 2021- Cinedigm Corp. (“Cinedigm” or “the Company”) (NASDAQ: CIDM), a leading independent streaming entertainment company super-serving enthusiast fan bases, today announced its final audited financial results for the fourth quarter and full year period ended March 31, 2021. No changes were made to the preliminary results the Company reported on July 14, 2021.

“We reached a key inflection point during the fourth quarter, where we generated huge growth in our streaming business,” stated Chris McGurk, Cinedigm Chairman and CEO. “Our streaming/digital business was 75% of our total revenues during the quarter and we expect that percentage will continue to increase as we grow the business both organically and through our streaming acquisition rollup strategy. In addition, we reduced our debt significantly and recently announced we now have zero debt and our strongest ever overall balance sheet position. Clearly, we have great forward momentum and are set up for continued rapid growth in fiscal year 2022.”

Key Fourth Quarter Financial Results (Quarter Ended March 31, 2021):

●	Consolidated revenues were $8.3 million, with streaming channel revenues up 197% versus the prior year quarter and 39% sequentially over last quarter;
●	Streaming/Digital revenues grew to 75% of the Company’s total revenues in the quarter versus 48% in the prior year quarter;
●	Combined Streaming/Digital revenues increased 66% over the prior year quarter and 27% sequentially over last quarter;
●	Ad-supported streaming channel (AVOD) revenues increased 331% over the prior year quarter and 23% sequentially over last quarter;
●	Subscription streaming channel revenues increased 117% over the prior year quarter and 65% sequentially over last quarter;
●	Earnings per share were ($0.04) in the quarter versus $(0.08) in the prior year quarter and $(0.07) in the prior sequential quarter.

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About Cinedigm

For more than 20 years, Cinedigm (NASDAQ: CIDM) has led the digital transformation of the entertainment industry. Today, Cinedigm entertains consumers around the globe by providing premium content, enthusiast streaming channels and technology services to the world’s largest media, retail and technology companies. For more information, visit www.cinedigm.com.

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cinedigm officials during presentations about Cinedigm, along with Cinedigm’s filings with the Securities and Exchange Commission, including Cinedigm’s registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are “forward-looking’’ statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act’’). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as “expects,” “anticipates,’’ “intends,’’ “plans,’’ “could,” “might,” “believes,’’ “seeks,” “estimates’’ or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cinedigm’s management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about Cinedigm, its technology, economic and market factors and the industries in which Cinedigm does business, among other things. These statements are not guarantees of future performance and Cinedigm undertakes no specific obligation or intention to update these statements after the date of this release.

For additional information:

Media Contact:	Investor Relations Contact:
DKC Public Relations	High Touch Investor Relations
cinedigm@dkcnews.com	Cinedigm@htir.net